UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 6, 2015, the Company announced by press release that the Department of Veterans Affairs (VA) has informed the Company that it does not intend to exercise the fourth and final option year under its contract for Home Telehealth Devices and Services. The Company’s agreement with the VA, which was originally awarded in April 2011, consisted of a base year and four one-year option years which were exercisable at the VA’s sole discretion. The current option year under the contract expires on May 15, 2015 and the Company anticipates that it will complete its transition process with the VA by that date.

As the Company expects to report significantly reduced revenues over the next several quarters due to the non-renewal of the VA contract, it also announced that it has begun to implement plans to reduce its operating costs to better align its resources with its anticipated revenue over the next several fiscal quarters and the growth opportunities that it intends to pursue. These changes include a reduction in staff and the use of external resources and other costs. In connection with this plan, the Company is implementing a workforce reduction eliminating approximately 11 positions throughout the Company, or approximately 24% of its workforce, and several consultants. Affected individuals were notified on March 6, 2015. The plan is currently anticipated to be complete by the end of the Company’s 2015 fiscal year. The Company expects to record charges totaling up to $202,000, comprised of a cash charge of approximately $36,000 related to workforce severance and a non-cash charge of up to $166,000 also related to the reduction in workforce. The charge is expected to be expensed in the third and fourth quarters of fiscal 2015. The Company expects the changes, when completed, to result in annualized operating cost savings of approximately $1.6 million.

The full text of the press release issued by the Company in connection with the announcement is set forth as Exhibit 99.1 attached hereto.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in the Company’s press releases and in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update any forward looking statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit	Description

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet

Name:	Ian C. Bonnet
Title:	Chief Executive Officer and President

Date: March 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Authentidate Holding Corp.

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